Exhibit 99

FOR RELEASE 6:00 AM EDT, October 28, 2010

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                  (304) 530-0552
Email:                           rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS 2010 THIRD QUARTER RESULTS

MOOREFIELD, WV -- October 28, 2010 (GLOBE NEWSWIRE)  – Summit Financial Group, Inc. ("Company" or "Summit") (NASDAQ: SMMF) today reported a third quarter net loss applicable to common shares of $0.2 million, or ($0.03) per diluted share, compared to a net loss of $3.0 million applicable to common shares, or ($0.40) per diluted share, for the linked quarter, and net income of $1.4 million, or $0.19 per diluted share, for the 2009 third quarter. For the first nine months of 2010, the Company reported a net loss applicable to common shares of $3.1 million, or ($0.42) per diluted share, compared to a net loss of $0.3 million, or ($0.04) per diluted share for the 2009 nine months year-to-date period.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, "Our primary focus has been to reduce our portfolio of nonperforming assets, which has been the principal factor contributing to lower earnings performance. We made significant progress this past quarter, highlighted by the sale of a foreclosed hotel property for $11 million, the second hotel sale of the year. Nonperforming loans and delinquencies have both declined since year-end 2009, and we are seeing fewer additions to the problem loan portfolio. However, progress with the disposition of foreclosed real estate has been more difficult to achieve.

“We continue to manage our problem assets through a combination of asset sales, loan workouts and charge-offs. While we have made progress, the return of our real estate markets to normal activity levels has been slower than we anticipated. We believe we are moving in the right direction; we have been aggressively charging-off our problem assets and establishing adequate reserves to address current and potential problem loans. Although the costs of credit administration have escalated, we have maintained operating expenses at a fairly stable level through staff reductions, salary freezes and the rescission of executive bonuses until profitability normalizes. On the revenue side, nonaccruals have negatively affected interest income, but we have been fairly successful managing our funding costs to partially offset the impact. We look forward to a significant fourth quarter margin improvement following the recent maturity or repricing of $103.9 million of high-cost wholesale borrowings.”

Results from Operations

Total revenue for the 2010 third quarter, consisting of net interest income and noninterest income, was $11.8 million compared to $11.6 million and $13.7 million reported for the linked and year-ago third quarter. Net interest income was $9.5 million, a decline of 12.4 percent from the $10.9 million earned in the year-ago quarter. Year-over-year, the quarterly net interest margin declined 5.7 percent, or 17 basis points, to 2.82 percent for the third quarter of 2010, compounded by an 8.3 percent decline in average earning assets over the same five quarter period. Mr. Maddy added, “Late in the third quarter and into the fourth, we reduced our higher-rate long-term borrowings by $56.0 million, and repriced an additional $47.9 million at significantly lower rates. Beginning in the fourth quarter, we anticipate these transactions will have a favorable impact on our net interest margin.”

Noninterest income for the 2010 third quarter was $2.3 million compared to $2.8 million for the year-ago quarter, and $1.7 million for the June 2010 quarter. Excluding nonrecurring items, noninterest income from operations was reasonably stable over the past five quarters, averaging $2.5 million per quarter, and consisting primarily of insurance commissions from Summit’s insurance subsidiary and service fee income from banking activities. Excluding a net nonrecurring charge of $0.13 million in the 2010 third quarter, consisting of a $0.07 million gain on the sale of securities, an $0.08 million loss on the sale of assets, and a $0.11 million other-than-temporary impairment (“OTTI”) charge on securities, and excluding a $0.43 million gain  on the sale of securities and assets for the 2009 third quarter, noninterest income from operations was unchanged from the year-ago quarter at $2.4 million for both periods.

The provision for loan losses was $4.5 million for the third quarter of 2010 compared to $8.5 million and $4.0 million for the linked and year-ago quarters, respectively. Year-to-date, Summit has provided $18.4 million for loan losses, a $4.85 million or 35.9 percent increase from the $13.5 million provided for the 2009 nine-month period.

Mr. Maddy noted that operating expenses have been exceedingly well controlled. Over the past nine-months, they declined 4.1 percent, to $23.3 million, while for the 2010 third quarter, noninterest expense was $8.1 million, up $0.19 million, or 2.5 percent, from the $7.9 million recorded in the third quarter of 2009. The discipline imposed in all discretionary categories of operating expense, but primarily salaries and employee benefits, offset the $0.85 million year-to-date increase in OREO costs associated with the administration of foreclosed real estate; these costs totaled $1.1 million year-to-date compared to $0.3 million for the 2009 nine-month period. For the same nine-month period, salaries and benefits declined by $1.0 million, or 8.2 percent, to $11.4 million.

Balance Sheet

As of September 30, 2010, total assets were $1.5 billion, a decline of $88.2 million, or 5.6 percent since year-end 2009. Total loans, net of unearned fees and interest, were $1.04 billion at September 30, 2010, down $117 million, or 10.2 percent, over the same nine-month period. Compared to the linked quarter, assets declined by $23.2 million, or 1.5 percent; loans declined by $48.8 million, or 4.5 percent, while investment securities and cash equivalents increased $25 million, or 8.8 percent, since June 30, 2010.

All loan categories have declined since year-end 2009, most notably construction and development (“C&D”) loans, down $39.6 million or 24.4 percent, and commercial (“C&I”) loans, down $26.6 million or 21.7 percent. The two largest components of Summit’s loan portfolio, commercial real estate (“CRE”) and residential real estate declined $35.0 million (7.5 percent) and $12.7 million (3.4 percent), respectively. At third quarter-end, CRE loans were $430.0 million, or approximately 41.4 percent of total loans, followed by residential real estate loans at $360.1 million, or approximately 34.7 percent of total loans. C&D loans were $122.5 million, accounting for 11.8 percent of total loans, while C&I loans and consumer and other loans represented the remainder of the portfolio at 9.2 and 2.9 percent of total loans, respectively.

Mr. Maddy noted that Summit has improved its funding mix significantly over the past twelve months. Following a substantial deposit inflow during the fourth quarter of 2009, when retail deposits grew $72.7 million, or 10.4 percent, 2010 retail deposit growth has been more moderate, up $11.5 million, or 1.5 percent over the past nine months. At September 30, 2010, retail deposits totaled $787 million, while brokered deposits were $243 million. Over the past twelve months, retail deposits increased by $84.2 million, primarily from $66.5 million growth in savings deposit accounts. During the same twelve-month period, brokered deposits declined by $24.2 million. The $81.4 million decline in total assets from September 30, 2009 also allowed Summit to reduce short-and long-term borrowings by $72.1 million and $67.0 million, respectively.

 Asset Quality

As of September 30, 2010, nonperforming assets (“NPAs”), consisting of nonperforming loans and foreclosed and repossessed assets, were $98.0 million, or 6.55 percent of total assets; this compares to $107.5 million (6.78 percent of total assets) at year-end 2009, representing a reduction of $9.5 million. Much of the year-to-date decline relates to the sale in the second and third quarters of two nonperforming loans secured by hotel properties; the $22 million of proceeds from the sale of these properties contributed significantly to the $29.8 million reduction in nonperforming CRE loans year-to-date. Since year-end 2009, Summit reduced nonperforming loans (“NPLs”) by $37.6 million, or 56.2 percent, to $29.3 million. During this same nine-month period, foreclosed real estate (“OREO”) increased by $28.1 million, or 69.6 percent, to $68.4 million. Approximately three-fourths of this total, or $51.9 million, consists of land, development and construction projects.

Total C&D loans outstanding declined by $39.6 million year-to-date, or 24.4 percent. This includes an $11.9 million reduction in nonperforming C&D loans, partially offset by the transition of $19.6 million of C&D assets into foreclosed properties. Total CRE loans outstanding declined $35.0 million since year-end 2009, while problem CRE assets declined $21.5 million. At September 30, 2010, problem CRE assets totaled $18.5 million, of which $13.1 million, or 70.9 percent, was in foreclosure. Residential real estate and commercial ("C&I") assets accounted for the remainder of the nonperforming asset portfolio. As of September 30, 2010, nonperforming residential real estate totaled $11.9 million, while C&I nonperforming loans were $0.89 million.

Third quarter 2010 net loan charge-offs were $6.4 million, or 2.42 percent of average loans annualized; year-to-date, Summit charged-off $16.5 million in loans while adding $18.4 million to the allowance for loan losses. The allowance for loan losses stood at $18.9 million, or 1.82 percent of total loans at September 30, 2010, compared to 1.47 percent at the 2009 year-end.

Capital Adequacy

Shareholders’ equity was $90.2 million as of September 30, 2010, compared to $91.9 million at September 30, 2009. Summit's depository institution, Summit Community Bank, continues to exceed regulatory requirements for a "well capitalized" institution and is in compliance with all regulatory requirements at September 30, 2010. Its total risk-based capital ratio was 12.2 percent, while its Tier 1 leverage capital ratio was 8.3 percent compared to 11.2 percent and 7.7 percent, respectively, at September 30, 2009. Total common shares outstanding as of September 30, 2010 were 7,425,472.

In conclusion, Mr. Maddy commented, "Until economic activity returns to a level where people feel confident that they will find jobs, real estate sales will continue to languish. We have been fortunate in the past that our markets have been attractive enough to sustain population and job growth. We are hopeful that these dynamics will return in the not-too-distant future. However, sustained progress towards these goals has been elusive."

About the Company

Summit Financial Group, Inc., a financial holding company with total assets of $1.5 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank, headquartered in Moorefield, West Virginia.  Summit also operates Summit Insurance Services, LLC headquartered in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, unrealized OREO writedowns, gains/losses on sales of assets, and FDIC special assessment included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2010 vs Q3 2009

	For the Quarter Ended		Percent
Dollars in thousands	9/30/2010	9/30/2009	Change
Condensed Statements of Income
Interest income
Loans, including fees	$16,239	$18,061	-10.1%
Securities	3,308	4,351	-24.0%
Other	7	5	NM
Total interest income	19,554	22,417	-12.8%
Interest expense
Deposits	5,160	6,094	-15.3%
Borrowings	4,846	5,427	-10.7%
Total interest expense	10,006	11,521	-13.1%
Net interest income	9,548	10,896	-12.4%
Provision for loan losses	4,500	4,000	12.5%
Net interest income after provision
for loan losses	5,048	6,896	-26.8%
Noninterest income
Insurance commissions	1,227	1,254	-2.2%
Service fee income	763	859	-11.2%
Realized securities gains (losses)	67	428	NM
Other-than-temporary impairment of securities	(109)	-	NM
OREO writedowns	-	-	NM
Other income	338	291	16.2%
Total noninterest income	2,286	2,832	-19.3%
Noninterest expense
Salaries and employee benefits	3,866	3,862	0.1%
Net occupancy expense	498	484	2.9%
Equipment expense	620	527	17.6%
Professional fees	223	330	-32.4%
FDIC premiums	715	660	8.3%
Other expenses	2,138	2,004	6.7%
Total noninterest expense	8,060	7,867	2.5%
Income (loss) before income taxes	(726)	1,861	-139.0%
Income taxes	(598)	458	-230.6%
Net income (loss)	(128)	1,403	-109.1%
Preferred stock dividends	74	-	NM

Net income (loss) applicable to common shares	$(202)	$1,403	-114.4%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2010 vs Q3 2009

	For the Quarter Ended		Percent
	9/30/2010	9/30/2009	Change
Per Share Data
Earnings per share from continuing operations
Basic	$(0.03)	$0.19	NM
Diluted	$(0.03)	$0.19	NM

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	7,427,955	7,432,584	-0.1%

Performance Ratios
Return on average equity (A)	-0.59%	6.49%	NM
Return on average assets	-0.03%	0.35%	NM
Net interest margin	2.82%	2.99%	-5.7%
Efficiency ratio (B)	65.35%	56.27%	16.1%

NOTE (A) – Net income divided by total shareholders equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2010 vs 2009

	For the Nine Months Ended		Percent
Dollars in thousands	9/30/2010	9/30/2009	Change
Condensed Statements of Income
Interest income
Loans, including fees	$49,893	$54,364	-8.2%
Securities	10,493	13,798	-24.0%
Other	21	6	NM
Total interest income	60,407	68,168	-11.4%
Interest expense
Deposits	16,037	19,073	-15.9%
Borrowings	14,655	15,757	-7.0%
Total interest expense	30,692	34,830	-11.9%
Net interest income	29,715	33,338	-10.9%
Provision for loan losses	18,350	13,500	35.9%
Net interest income after provision
for loan losses	11,365	19,838	-42.7%
Noninterest income
Insurance commissions	3,659	3,881	-5.7%
Service fee income	2,298	2,452	-6.3%
Realized securities gains (losses)	1,587	723	119.5%
Other-than-temporary impairment of securities	(138)	(4,983)	NM
OREO writedowns	(2,194)	-	NM
Other income	1,272	858	48.3%
Total noninterest income	6,484	2,931	121.2%
Noninterest expense
Salaries and employee benefits	11,428	12,449	-8.2%
Net occupancy expense	1,529	1,548	-1.2%
Equipment expense	1,883	1,622	16.1%
Professional fees	759	1,067	-28.9%
FDIC premiums	2,165	2,288	-5.4%
Other expenses	5,561	5,353	3.9%
Total noninterest expense	23,325	24,327	-4.1%
Income (loss) before income taxes	(5,476)	(1,558)	-251.5%
Income taxes	(2,591)	(1,276)	-103.1%
Net income (loss)	(2,885)	(282)	-923.0%
Preferred stock dividends	223	-	NM

Net income (loss) applicable to common shares	$(3,108)	$(282)	-1002.1%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2010 vs 2009

	For the Nine Months Ended		Percent
	9/30/2010	9/30/2009	Change
Per Share Data
Earnings per share
Basic	(0.42)	(0.04)	950.0%
Diluted	(0.42)	(0.04)	950.0%

Average shares outstanding
Basic	7,425,472	7,420,271	0.1%
Diluted	7,426,422	7,433,911	-0.1%

Performance Ratios
Return on average equity (A)	-4.41%	-0.43%	925.6%
Return on average assets	-0.25%	-0.02%	1150.0%
Net interest margin	2.90%	3.01%	-3.7%
Efficiency ratio (B)	60.67%	55.80%	8.7%

NOTE (A) – Net income divided by total shareholders equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Condensed Statements of Income
Interest income
Loans, including fees	$16,239	$16,614	$17,040	$17,480	$18,061
Securities	3,308	3,592	3,594	3,882	4,351
Other	7	2	11	6	5
Total interest income	19,554	20,208	20,645	21,368	22,417
Interest expense
Deposits	5,160	5,378	5,498	5,878	6,094
Borrowings	4,846	4,894	4,915	5,286	5,427
Total interest expense	10,006	10,272	10,413	11,164	11,521
Net interest income	9,548	9,936	10,232	10,204	10,896
Provision for loan losses	4,500	8,500	5,350	6,825	4,000
Net interest income after provision
for loan losses	5,048	1,436	4,882	3,379	6,896
Noninterest income
Insurance commissions	1,227	1,223	1,209	1,164	1,254
Service fee income	763	828	707	878	859
Realized securities gains (losses)	67	1,256	264	773	428
Other-than-temporary impairment of securities	(109)	-	(29)	(383)	-
OREO writedowns	-	(2,194)	-	-	-
Other income	338	568	365	437	291
Total noninterest income	2,286	1,681	2,516	2,869	2,832
Noninterest expense
Salaries and employee benefits	3,866	3,839	3,723	3,459	3,862
Net occupancy expense	498	509	521	484	484
Equipment expense	620	634	629	529	527
Professional fees	223	262	274	342	330
FDIC premiums	715	625	825	935	660
Other expenses	2,138	1,787	1,638	1,822	2,004
Total noninterest expense	8,060	7,656	7,610	7,571	7,867
Income (loss) before income taxes	(726)	(4,539)	(212)	(1,323)	1,861
Income taxes	(598)	(1,661)	(332)	(889)	458
Net income (loss)	(128)	(2,878)	120	(434)	1,403
Preferred stock dividends	74	74	74	74	-
Net income (loss) applicable to common shares	$(202)	$(2,952)	$46	$(508)	$1,403

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Per Share Data
Earnings per share
Basic	$(0.03)	$(0.40)	$0.01	$(0.07)	$0.19
Diluted	$(0.03)	$(0.40)	$0.01	$(0.07)	$0.19

Average shares outstanding
Basic	7,425,472	7,425,472	7,425,472	7,425,472	7,425,472
Diluted	7,427,955	7,425,472	7,425,472	7,425,472	7,432,584

Performance Ratios
Return on average equity (A)	-0.59%	-13.16%	0.20%	-2.21%	6.49%
Return on average assets	-0.03%	-0.75%	0.01%	-0.13%	0.35%
Net interest margin	2.82%	2.92%	3.00%	2.83%	2.99%
Efficiency ratio - (B)	65.35%	59.14%	57.78%	57.33%	56.27%

NOTE (A) – Net income divided by total shareholders equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data
	For the Quarter Ended
Dollars in thousands, except per share amounts	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Assets
Cash and due from banks	$4,598	$4,190	$5,163	$6,813	$4,415
Interest bearing deposits other banks	40,691	24,810	9,032	34,247	6,195
Securities	267,856	258,971	262,566	271,654	285,156
Loans, net	1,018,169	1,065,118	1,112,526	1,137,336	1,156,432
Property held for sale	68,353	69,478	50,562	40,293	31,193
Intangible assets	9,090	9,178	9,265	9,353	9,441
Other assets	87,655	87,861	87,382	84,929	84,961
Total assets	$1,496,412	$1,519,606	$1,536,496	$1,584,625	$1,577,793

Liabilities and Shareholders' Equity
Retail deposits	$786,992	$780,809	$776,251	$775,524	$702,785
Brokered time deposits	243,040	240,329	234,785	241,814	267,237
Short-term borrowings	1,610	2,739	27,456	49,739	73,733
Long-term borrowings and
subordinated debentures	366,037	397,564	397,724	417,881	433,037
Other liabilities	8,499	9,311	9,746	9,007	9,064
Shareholders' equity	90,234	88,854	90,534	90,660	91,937
Total liabilities and shareholders' equity	$1,496,412	$1,519,606	$1,536,496	$1,584,625	$1,577,793

Book value per common share (A)	$11.14	$10.97	$11.18	$11.19	$11.35
Tangible book value per common share (A)	$10.02	$9.84	$10.03	$10.04	$10.18
Tangible equity / Tangible assets	5.5%	5.3%	5.3%	5.2%	5.3%

NOTE: (A) – Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Summit Financial Group, Inc.
Total Risk Based Capital	11.6%	11.5%	11.4%	11.3%	11.0%
Tier 1 Risk Based Capital	8.8%	8.7%	8.7%	8.6%	8.5%
Tier 1 Leverage Ratio	6.7%	6.5%	6.6%	6.5%	6.5%

Summit Community Bank, Inc.
Total Risk Based Capital	12.2%	12.0%	11.9%	11.4%	11.2%
Tier 1 Risk Based Capital	10.9%	10.8%	10.6%	10.1%	10.1%
Tier 1 Leverage Ratio	8.3%	8.1%	8.1%	7.6%	7.7%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Commercial	$95,939	$117,334	$121,514	$122,508	$125,743
Commercial real estate	430,003	432,321	456,120	465,037	457,669
Construction and development	122,455	143,907	151,281	162,080	176,783
Residential real estate	360,142	362,649	370,713	372,867	376,440
Consumer	25,006	25,968	26,974	28,203	29,555
Other	5,227	5,540	5,685	5,652	6,087
Total loans	1,038,772	1,087,719	1,132,287	1,156,347	1,172,277
Less unearned fees and interest	1,734	1,833	1,918	2,011	1,997
Total loans net of unearned fees and interest	1,037,038	1,085,886	1,130,369	1,154,336	1,170,280
Less allowance for loan losses	18,869	20,768	17,843	17,000	13,848
Loans, net	$1,018,169	$1,065,118	$1,112,526	$1,137,336	$1,156,432

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Non interest bearing checking	$76,362	$73,519	$71,100	$74,119	$68,929
Interest bearing checking	152,393	142,771	148,657	148,587	154,683
Savings	182,284	196,224	198,303	188,419	115,767
Time deposits	375,953	368,295	358,191	364,399	363,406
Total retail deposits	$786,992	$780,809	$776,251	$775,524	$702,785

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Gross loan charge-offs	$6,477	$5,907	$4,606	$3,864	$4,586
Gross loan recoveries	(78)	(332)	(99)	(192)	(127)
Net loan charge-offs	$6,399	$5,575	$4,507	$3,672	$4,459

Net loan charge-offs to average loans (annualized)	2.42%	1.94%	1.57%	1.25%	1.51%
Allowance for loan losses	$18,869	$20,768	$17,843	$17,000	$13,848
Allowance for loan losses as a percentage
of period end loans	1.82%	1.91%	1.58%	1.47%	1.18%
Nonperforming assets:
Nonperforming loans
Commercial	$891	$1,347	$511	$431	$431
Commercial real estate	5,386	15,387	33,907	35,217	22,684
Commercial construction and development	-	812	9,668	11,553	10,354
Residential construction and development	14,419	18,307	7,018	14,775	16,730
Residential real estate	8,542	6,125	4,220	4,563	8,578
Consumer	75	23	209	403	75
Total nonperforming loans	29,313	42,001	55,533	66,942	58,852
Foreclosed properties
Commercial real estate	13,091	15,011	5,086	4,788	4,873
Commercial construction and development	16,691	16,213	4,814	2,028	1,903
Residential construction and development	35,197	34,506	36,447	30,230	23,375
Residential real estate	3,374	3,748	4,215	3,247	1,042
Total foreclosed properties	68,353	69,478	50,562	40,293	31,193
Other repossessed assets	314	333	291	269	1
Total nonperforming assets	$97,980	$111,812	$106,386	$107,504	$90,046

Nonperforming loans to period end loans	2.82%	3.86%	4.90%	5.79%	5.02%
Nonperforming assets to period end assets	6.55%	7.36%	6.92%	6.78%	5.71%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Commercial	$817	$516	$1,209	$1,585	$177
Commercial real estate	1,933	9,246	9,497	3,861	5,064
Construction and development	1,711	819	11,654	1,161	9,362
Residential real estate	7,050	10,846	8,638	8,250	8,381
Consumer	691	536	419	835	810
Total	$12,202	$21,963	$31,417	$15,692	$23,794

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2010 vs Q3 2009
	Q3 2010			Q3 2009
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,052,668	$16,029	6.04%	$1,174,120	$17,952	6.07%
Tax-exempt	5,786	118	8.09%	8,068	168	8.26%
Securities
Taxable	251,640	2,941	4.64%	261,382	3,808	5.78%
Tax-exempt	39,408	656	6.60%	48,434	823	6.74%
Interest bearing deposits other banks
and Federal funds sold	20,069	7	0.14%	819	5	2.42%
Total interest earning assets	1,369,571	19,751	5.72%	1,492,823	22,756	6.05%

Noninterest earning assets
Cash & due from banks	4,233			26,284
Premises & equipment	23,619			23,955
Other assets	117,326			66,611
Allowance for loan losses	(20,427)			(15,654)
Total assets	$1,494,322			$1,594,019

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$145,800	$133	0.36%	$153,941	$194	0.50%
Savings deposits	189,879	555	1.16%	111,570	403	1.43%
Time deposits	605,357	4,472	2.93%	632,660	5,497	3.45%
Short-term borrowings	2,268	2	0.35%	82,352	128	0.62%
Long-term borrowings and
subordinated debentures	378,004	4,844	5.08%	437,102	5,299	4.81%
	1,321,308	10,006	3.00%	1,417,625	11,521	3.22%
Noninterest bearing liabilities
Demand deposits	74,444			81,774
Other liabilities	8,577			8,189
Total liabilities	1,404,329			1,507,588

Shareholders' equity - preferred	3,519			86,431
Shareholders' equity - common	86,474
Total liabilities and				$1,594,019
shareholders' equity	$1,494,322
					$11,235
NET INTEREST EARNINGS		$9,745
						2.99%
NET INTEREST YIELD ON EARNING ASSETS			2.82%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2010 vs YTD 2009

	YTD 2010			YTD 2009
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,104,611	$49,519	5.99%	$1,191,692	$54,033	6.06%
Tax-exempt	6,177	367	7.94%	8,112	502	8.27%
Securities
Taxable	250,511	9,494	5.07%	277,558	12,226	5.89%
Tax-exempt	40,778	2,032	6.66%	46,988	2,382	6.78%
Interest bearing deposits other banks
and Federal funds sold	14,021	21	0.20%	1,022	6	0.78%
Total interest earning assets	1,416,098	61,433	5.80%	1,525,372	69,149	6.06%

Noninterest earning assets
Cash & due from banks	4,280			21,873
Premises & equipment	23,896			23,446
Other assets	100,597			54,881
Allowance for loan losses	(19,243)			(19,377)
Total assets	$1,525,628			$1,606,195

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$146,152	$463	0.42%	$154,945	$586	0.51%
Savings deposits	193,769	1,883	1.30%	96,011	1,173	1.63%
Time deposits	600,976	13,691	3.05%	636,569	17,314	3.64%
Short-term borrowings	20,998	79	0.50%	113,896	487	0.57%
Long-term borrowings and
subordinated debentures	392,027	14,575	4.97%	430,947	15,270	4.74%
	1,353,922	30,691	3.03%	1,432,368	34,830	3.25%
Noninterest bearing liabilities
Demand deposits	72,329			79,122
Other liabilities	8,609			8,083
Total liabilities	1,434,860			1,519,573

Shareholders' equity - preferred	3,519			86,622
Shareholders' equity - common	87,249
Total liabilities and				$1,606,195
shareholders' equity	$1,525,628
					$34,319
NET INTEREST EARNINGS		$30,742
						3.01%
NET INTEREST YIELD ON EARNING ASSETS			2.90%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Nine Months Ended
Dollars in thousands	9/30/2010	9/30/2009	9/30/2010	9/30/2009

Net income - excluding realized securities gains, other-than-
temporary impairment of securities, gains/losses on sales
of assets, unrealized OREO writedown, and FDIC
special assessment	$(48)	$1,127	$(2,486)	$2,937

Realized securities gains	67	428	1,587	723
Applicable income tax effect	(25)	(158)	(587)	(268)
Other-than-temporary impairment of securities	(109)	-	(138)	(4,983)
Applicable income tax effect	40	-	51	1,844
Gains/(losses) on sales of assets	(84)	9	111	(115)
Applicable income tax effect	31	(3)	(41)	43
Unrealized OREO writedown	-	-	(2,194)	-
Applicable income tax effect	-	-	812	-
FDIC special assessment	-	-	-	(735)
Applicable income tax effect	-	-	-	272
	(80)	276	(399)	(3,219)
GAAP net income	$(128)	$1,403	$(2,885)	$(282)

Diluted earnings per share - excluding realized securities gains, other-than-temporary impairment of securities, gains/losses
on sales of assets, unrealized OREO writedown, and
FDIC special assessment	$(0.04)	$0.15	$(0.36)	$0.39

Realized securities gains	0.01	0.06	0.21	0.10
Applicable income tax effect	-	(0.02)	(0.08)	(0.04)
Other-than-temporary impairment of securities	(0.01)	-	(0.02)	(0.67)
Applicable income tax effect	-	-	0.01	0.25
Gains/(losses) on sales of assets	0.01	-	0.01	(0.02)
Applicable income tax effect	-	-	-	0.01
Unrealized OREO writedown	-	-	(0.30)	-
Applicable income tax effect	-	-	0.11	-
FDIC special assessment	-	-	-	(0.10)
Applicable income tax effect	-	-	-	0.04
	0.01	0.04	(0.06)	(0.43)
GAAP diluted earnings per share	$(0.03)	$0.19	$(0.42)	$(0.04)

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Nine Months Ended
Dollars in thousands	9/30/2010	9/30/2009	9/30/2010	9/30/2009

Total revenue - excluding realized securities gains,
other-than-temporary impairment of securities,
gains/losses on sales of assets, and unrealized
OREO writedown	$11,960	$13,291	$36,833	$40,644

Realized securities gains	67	428	1,587	723
Other-than-temporary impairment of securities	(109)	-	(138)	(4,983)
Gains/(losses) on sales of assets	(84)	9	111	(115)
Unrealized OREO writedown	-	-	(2,194)	-
	(126)	437	(634)	(4,375)
GAAP total revenue	$11,834	$13,728	$36,199	$36,269

Total noninterest income - excluding realized securities
gains, other-than-temporary impairment of securities,
gains/losses on sales of assets, and unrealized
OREO writedown	$2,412	$2,396	$7,118	$7,306

Realized securities gains	67	428	1,587	723
Other-than-temporary impairment of securities	(109)	-	(138)	(4,983)
Gains/(losses) on sales of assets	(84)	9	111	(115)
Unrealized OREO writedown	-	-	(2,194)	-
	(126)	437	(634)	(4,375)
GAAP total noninterest income	$2,286	$2,833	$6,484	$2,931